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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. on Form S-3 (File No. 333-43583) of our report dated August 5, 1998, on our audits of the consolidated financial statements of Clayton Homes, Inc. as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.




                                       /s/ PricewaterhouseCoopers LLP
                                       ----------------------------------------


                                       PricewaterhouseCoopers LLP


Knoxville, Tennessee
September 16, 1998